                                                                   EXHIBIT 4.3


                         FIRST AMENDMENT dated as of August 2, 1996 (this
                    "AGREEMENT") relating to the Credit Agreement dated as of December 5, 1995 (the "CREDIT AGREEMENT"), among CASTLE & COOKE, INC., a Hawaii corporation (the "BORROWER"), the financial institutions party thereto (the "LENDERS"), THE CHASE MANHATTAN BANK, a New York banking corporation, formerly known as Chemical Bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

          On July 25, 1996, the Borrower sold those certain Mortgaged Properties listed on Schedule 1.01(c) to the Credit Agreement known as Crosswinds/Northgate, Savannah and Sutton Place. In connection therewith and pursuant to Section 2.09(b)(i) of the Credit Agreement, the Commitments of the Lenders under the Credit Agreement were, effective as of the date of sale, automatically reduced by $23,323,880, an amount equal to 75% of the net proceeds of the sale, resulting in total Commitments after giving effect to such reduction of $166,676,120. The Borrower has requested that the Lenders enter into this Agreement in order to reinstate the Commitments of the Lenders under the Credit Agreement by the amount of such Commitment reduction, and the Lenders party hereto are willing, on the terms and subject to the conditions set forth below, to agree to such Commitment reinstatement.

          Accordingly, in consideration of the agreements, provisions and covenants herein contained, and in compliance with the provisions of Section 9.08(b) of the Credit Agreement, the parties hereto hereby agree as follows:

          SECTION 1. COMMITMENT REINSTATEMENT. The Required Lenders hereby agree, effective as of the date hereof, to increase the Commitments of the Lenders under the Credit Agreement by an amount equal to $23,323,880, after giving effect to which the aggregate Commitments will be $190,000,000. The Borrower explicitly acknowledges that Section 2.09(b)(i) and each other provision of the Credit Agreement remain in full force and effect, including with respect to any other or subsequent sale of any Mortgaged Property or Additional Mortgaged Property that may occur.

          SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that:

               (a) Before and after giving effect to this Agreement, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

               (b) Before and after giving effect to this Agreement, no Event of Default or Default has occurred and is continuing.

          SECTION 3. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

          SECTION 5. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          SECTION 6. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                  CASTLE & COOKE, INC.,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                  THE CHASE MANHATTAN BANK,
                                                  formerly known as Chemical
                                                  Bank, individually and as
                                                  Administrative Agent and
                                                  Collateral Agent,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                  BANK OF AMERICA NATIONAL TRUST
                                                  AND SAVINGS ASSOCIATION,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:

                                                  BANK OF HAWAII,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                  THE BANK OF NOVA SCOTIA, SAN
                                                  FRANCISCO AGENCY,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                  THE FIRST NATIONAL BANK OF
                                                  CHICAGO,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                  KREDIETBANK N.V.,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                  SOCIETE GENERALE,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:

                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                  FIRST HAWAIIAN BANK,

                                                       by
                                                         -----------------------
                                                         Name:
                                                         Title: